Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACT
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

Spectranetics Completes Acquisition of AngioScore Inc.

Acquisition Expands Available Market Opportunity
Differentiated, complementary product lines combine to provide multiple solutions for the most complex cardiovascular challenges

COLORADO SPRINGS, COLO. (June 30, 2014) - The Spectranetics Corporation (NASDAQ: SPNC) today announced that it has completed the acquisition of AngioScore Inc., a leading developer, manufacturer and marketer of cardiovascular, specialty balloons, for $230 million in cash, along with additional contingent commercial and regulatory milestone payments.

“We are very excited to complete this important transaction,” said Scott Drake, President and CEO of Spectranetics. “AngioScore meets our criteria with an exceptional strategic fit, leverageable call points, differentiated technology and clear operating efficiencies. With AngioScore now a part of our company, we have a meaningfully expanded market opportunity and a compelling product portfolio.”

AngioScore, based in Fremont, Calif., develops and markets the AngioSculpt scoring balloon technology platform, which is a differentiated, comprehensive portfolio to treat blockages in the coronary and peripheral vasculature. AngioScore’s product and distribution platforms diversify Spectranetics’ portfolio while expanding physicians’ options to treat critical limb ischemia (CLI), in-stent restenosis (ISR), calcified lesions and chronic total occlusions (CTO).

About Spectranetics
Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in over 40 countries and are used to treat arterial blockages in the heart and legs, and the removal of pacemaker and defibrillator leads.

The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, the AngioScore acquisition, receipt of FDA approvals, future operating or financial performance, strategic initiatives and business strategies, clinical trials, regulatory or competitive environments, our intellectual property and product development. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You should not place undue reliance on these forward-looking statements and note they speak only as of the date of this release. These risks and uncertainties may include financial results differing from guidance, inability to successfully integrate AngioScore into our business, market acceptance of excimer laser atherectomy technology and our vascular intervention and lead removal products, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, loss of key personnel, uncertain success of or delays in our clinical trials, adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the health care reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our most recent Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.